UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 20, 2005

SIRVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31902	52-2070058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Oakmont Lane
Westmont, Illinois 60559

(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code):  (630) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition.

On June 20, 2005, SIRVA, Inc. (“SIRVA”) issued a news release (the “News Release”) regarding changes to SIRVA’s estimate of its financial results for the fourth quarter and full year ended December 31, 2004 and the matters disclosed under Item 8.01 below, which include updates regarding the estimated impact of restatements of SIRVA’s previously issued financial statements.  The News Release is attached hereto as EXHIBIT 99.1.

Item 8.01               Other Events.

The News Release is incorporated in this Item 8.01 by this reference.

On March 15, 2005, SIRVA announced that the filing of its Annual Report on Form 10-K would be delayed to allow for the completion of the company’s internal review and a review initiated by the audit committee of SIRVA’s board of directors, and to allow for additional time to prepare restated financial statements.  At that time, SIRVA had identified $33 million of net unanticipated pre-tax charges in the fourth quarter of 2004, $22 million of which related to accounting errors that would require restatements to previously issued financial statements.

While the closing process, internal review, and audit committee review are progressing, they are not yet completed.  The numbers contained in the News Release and in this Current Report are based on management’s current estimates with respect to findings to date, but remain subject to change, as certain additional review topics remain under evaluation.  On this basis, SIRVA now estimates the net unanticipated pre-tax charges identified with respect to the fourth quarter of 2004 to be approximately $45 million.  SIRVA has currently identified accounting errors with a cumulative effect of $27 million that will require restatement of prior quarterly and annual financial statements, approximately $25 million of which relate to continuing operations.

The errors that will require restatement are principally concentrated within SIRVA’s insurance and European businesses, accounting for approximately $16 million and $7 million, respectively.  The balance of the errors of approximately $4 million are spread across SIRVA’s remaining businesses, and are primarily due to corrections of the company’s accounting for facility leases and associated escalation clauses, of which approximately $2 million relate to discontinued operations.

Overall, SIRVA currently estimates the restatement will have the following effects on its annual financial results from continuing operations:

•                  Pre-tax income from continuing operations for the period 2001 and prior will not be materially impacted.

•                  Pre-tax income from continuing operations for 2002 will be reduced by approximately $3 million.

•                  Pre-tax income from continuing operations for 2003 will be reduced by approximately $5 million.

•                  Pre-tax income from continuing operations for the first nine months of 2004 will be reduced by approximately $17 million.

Additionally, SIRVA has identified certain corrections that will not affect net income, but will result in a reclassification of previously reported balances within the income statement or balance sheet.  These corrections will be further detailed when SIRVA releases its consolidated restated results.

The remaining $18 million of pre-tax charges relate to current operating activities or changes in estimates that will be included within reported results for the quarter ended December 31, 2004.  On March 15, SIRVA itemized $11 million of pre-tax charges.  The additional $7 million of charges identified from March 15 to date are summarized as follows:

•                  $3 million related to SIRVA’s decision to further increase the loss reserves in its insurance business.

•                  $2 million of corporate charges related to certain severance agreements.

•                  $1 million to impair certain non-insurance assets within SIRVA’s Network Services segment that were divested in the first quarter of 2005.

•                  $1 million of miscellaneous items identified through SIRVA’s year-end review.

Due to the additional work required to complete the audit committee review, the incremental procedures undertaken by SIRVA’s external auditors, and the supplemental external resources required to support and review the 2004 close and restatement process, SIRVA currently expects expenses associated with these activities during 2005 to increase to approximately $55 million.

SEC Investigation

As announced in the news release issued on June 22, 2005, a copy of which is attached hereto as EXHIBIT 99.2, the staff of the enforcement division of the Securities and Exchange Commission (“SEC”) informed SIRVA on June 21, 2005 that the previously disclosed informal inquiry being conduced by the SEC recently was converted to a formal investigation.

Sarbanes-Oxley Section 404 Compliance

As disclosed in the March 15 news release, SIRVA management believes the accounting errors that gave rise to the restatements were the result of material weaknesses in internal control over financial reporting in its insurance and European operating units.  As a result, management will conclude in the company’s Annual Report on Form 10-K that internal control over financial reporting was ineffective as of December 31, 2004.  SIRVA is currently evaluating the remainder of its internal control structure, financial reporting procedures, and the preliminary findings with respect to the ongoing reviews, so that it can finalize all aspects of the reporting requirements of Section 404 of the Sarbanes-Oxley Act.

Financial Filings

As previously disclosed in the Current Reports on Form 8-K filed with the SEC on April 1 and April 5, 2005, SIRVA recently amended the terms of its credit agreements to allow for, among other things, a 90-day extension of its requirement to deliver 2004 audited financial statements and a 60-day extension of its requirement to deliver its un-audited financial statements for the quarter ended March 31, 2005.  To allow for the completion of the audit committee review, and to provide sufficient time for SIRVA’s external auditors to complete their audit of the company’s 2004 and restated 2003 and 2002 financial statements, SIRVA will seek an amendment to allow for an extension of these requirements until September 30, 2005.  SIRVA has no reason to believe that it will be unable to obtain the extension.  Prior to September 30, 2005, SIRVA plans to meet with its lender group to discuss a more comprehensive amendment to its credit agreements to provide for additional operating flexibility.

Item 9.01               Financial Statements and Exhibits.

(a)          Financial Statements of Business Acquired.

N/A

(b)          Pro Forma Financial Information.

N/A

(c)           Exhibits.

Exhibit Number	Description
99.1	News release, dated June 20, 2005, of SIRVA, Inc., announcing an update on its 2004 results and closing process.

99.2	News release, dated June 22, 2005, of SIRVA, Inc., announcing that the Securities and Exchange Commission has converted its informal inquiry to a formal investigation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRVA, INC.

Date: June 23, 2005
	By:	/s/ RALPH A. FORD
	Name:	Ralph A. Ford
	Title:	Senior Vice President, General Counsel & Secretary